FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           CASTLE DENTAL CENTERS, INC.
             (exact name of registrant as specified in its charter)

            DELAWARE                                76-0486898
     (State of incorporation           (I.R.S. Employer Identification No.)
        or organization)

     1360 POST OAK BOULEVARD
           SUITE 1300
         HOUSTON, TEXAS                                77056
(Address of principal executive offices)            (Zip Code)

           Securities to be registered to Section 12(b) of the Act:

                                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:


       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
       -------------------                ------------------------------
          COMMON STOCK,                       NASDAQ NATIONAL MARKET
    PAR VALUE $.001 PER SHARE

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The information set forth under the caption "Description of Capital Stock--Common Stock" set forth in the Registration Statement on Form S-1 (Registration No. 333-11335) of Castle Dental Centers, Inc. filed with the Securities and Exchange Commission is incorporated herein by reference.

ITEM 2.   EXHIBITS.

1. All exhibits required by Instruction II to Item 2 will be supplied to the Nasdaq National Market.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CASTLE DENTAL CENTERS, INC.

                                    By: /s/ JACK H. CASTLE, JR.
                                        Jack H. Castle, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer

Date: August 14, 1997